                                  EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



American Technology Corporation
San Diego, California


         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated November 6, 1998, except for Note 13, which is as of December 28, 1998, relating to the financial statements of American Technology Corporation appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1998.



         We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                        /s/ BDO Seidman, LLP


Denver, Colorado
January 27, 1999